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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126              fka, Bankers Trust Company
Chicago, IL 60670                           280 Park Avenue 9th Floor
Attn: Corporate Trust Administration        New York, NY 10017
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax: (312) 407-1708                         Structured Finance
                                            Phone: (212) 454-4298
                                            Fax: (212) 454-2331

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 1999-B Trust, and Bank One, National Association, as Eligible Lender Trustee, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2002, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.


                                           Key Bank USA, National Association,
                                           as Master Servicer

                                           by: /s/ DARLENE H. DIMITRIJEVS
                                               ---------------------------------
Date: March 14, 2003                           Name: Darlene H. Dimitrijevs, CPA
                                               Title: Senior Vice President


                                           by: /s/ DEBRA S. FRONIUS
                                               ---------------------------------
                                               Name: Debra S. Fronius
                                               Title: Vice President